Exhibit 107
Calculation of Filing Fee Tables
S-8
(Form Type)

Lisata Therapeutics, Inc.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common Stock, $0.0001 par value per share	Other	22,378,380	$0.45	$10,070,271.00	0.000087	$876.12
2	Equity	Common Stock, $0.0001 par value per share	Other	423,026	$0.55	$232,664.30	0.000087	$20.25
Total Offering Amounts:						$10,302,935.30		$896.37
Total Fee Offsets:								$0.00
Net Fee Due:								$896.37

Offering Note

1
Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of common stock of the Registrant that become issuable under the Marea Therapeutics, Inc. 2024 Stock Option and Grant Plan (the "2024 Plan") by reason of any stock dividend, stock split, recapitalization, or other similar transaction effected that results in an increase to the number of outstanding shares of the Registrant's common stock, as applicable. The amount registered represents shares of common stock reserved for issuance upon the exercise of outstanding stock options granted under the 2024 Plan. The proposed maximum aggregate offering price per unit and proposed maximum aggregate offering price for the 23,378,380 shares of common stock reserved for issuance upon the exercise of outstanding stock options granted under the 2024 Plan are made pursuant to Rule 457(h)(1) of the Securities Act solely for purposes of calculating the registration fee, and are calculated using the weighted-average exercise price of such stock options of $0.45 per share.

2
Pursuant to Rule 416(a) promulgated under the Securities Act, this Registration Statement shall also cover any additional shares of common stock of the Registrant that become issuable under the M2 Therapeutics, Inc. 2025 Stock Option and Grant Plan (the "2025 Plan") by reason of any stock dividend, stock split, recapitalization, or other similar transaction effected that results in an increase to the number of outstanding shares of the Registrant's common stock, as applicable. The amount registered represents shares of common stock reserved for issuance upon the exercise of outstanding stock options granted under the 2025 Plan. The proposed maximum aggregate offering price per unit and proposed maximum aggregate offering price for the 423,026 shares of common stock reserved for issuance upon the exercise of outstanding stock options granted under the 2025 Plan are made pursuant to Rule 457(h)(1) of the Securities Act solely for purposes of calculating the registration fee, and are calculated using the weighted-average exercise price of such stock options of $0.55 per share.

Table 2: Fee Offset Claims and Sources	☑ Not Applicable

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A